UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2007

AMERICAN URANIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-135201

(Commission File Number)

98-0491170

(IRS Employer Identification No.)

5 Locust Road, Orleans MA 02653

(Address of principal executive offices and Zip Code)

(508) 240-1259

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Effective June 15, 2007 we entered into an investor relations agreement (the “Agreement”) with Carson Seabolt to provide investor relations and marketing services to the Company. Under the terms of the Agreement, Mr. Seabolt will be paid a monthly fee of US $2,000. Pursuant to the Agreement, Mr. Seabolt will also receive 75,000 stock options for shares of our common stock.

Item 3.02 Unregistered Sales of Equity Securities.

On June 15, 2007, we granted up to 75,000 stock options exercisable for five years at an exercise price of $1.50 per share to Mr. Seabolt, the new Investor Relations and Marketing Advisor of the Company.

Item 9.01. Financial Statements and Exhibits.

A copy of the following documents are included as exhibits to this current report on Form 8-K pursuant to Item 601 of Regulation SB:

10.1	Investor Relations Agreement
10.2	Stock Option and Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN URANIUM CORPORATION

/s/ Robert A. Rich

Robert A. Rich

President and Director

Date: June 28, 2007